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                                                                    EXHIBIT 99.2





             BACKGROUND INFORMATION ABOUT GENZYME MOLECULAR ONCOLOGY


OVERVIEW

         Genzyme Molecular Oncology is dedicated to bringing a new generation of cancer therapies to patients, utilizing advances in the genetic understanding of the disease.

         Genzyme Molecular Oncology is focused on the development of cancer immunotherapies and anti-angiogenic therapeutic products. To support the commercialization of these innovative products, Genzyme Molecular Oncology is utilizing four gene-based technologies: gene discovery, gene therapy, small molecule drug discovery, and molecular diagnostics.

         Genzyme Molecular Oncology believes that a substantial opportunity exists to improve cancer therapy through gene-based approaches. Genzyme Molecular Oncology is well positioned to capitalize on this opportunity through the integration of a select and powerful group of proprietary technologies and capabilities that, when combined with Genzyme's development and manufacturing infrastructure, give Genzyme Molecular Oncology the ability to move novel product candidates to commercialization.

         Genzyme Molecular Oncology has conducted two phase I trials of its gene therapy products in melanoma, and within the next year expects to begin three additional clinical trials in melanoma, ovarian cancer, and breast cancer.

         Genzyme Molecular Oncology's integrated gene-based approach is attractive to academic and commercial partners, exemplified by the formation of more than two dozen collaborations with groups such as the National Cancer Institute, Dana Farber Cancer Institute, Ludwig Cancer Research Institute, Schering-Plough, Merck, and Bayer.

         Genzyme Molecular Oncology believes that existing and new collaborations established over the next few years are expected to generate revenues that fund up to two-thirds of Genzyme Molecular Oncology's operating expenses. Genzyme Molecular Oncology expects that this revenue, together with short-term investments and an available line of credit from Genzyme General, will be sufficient to fund its operations for the next three years.



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Background Information on Genzyme Molecular Oncology                     Page 2



HISTORICAL BACKGROUND

         Genzyme Molecular Oncology was formed in June 1997 by combining certain of Genzyme General's existing oncology programs and technology platforms with the acquired assets of PharmaGenics Inc., a genomics company engaged in the development of cancer therapeutics.

         Genzyme General contributed two melanoma gene therapy research programs, proprietary vector technologies for optimal gene transfer and delivery, combinatorial chemistry drug discovery capabilities, and tools for diagnostic testing. The assets acquired from the PharmaGenics acquisition included SAGE(TM) (Serial Analysis of Gene Expression), a powerful gene expression and identification technology; proprietary cancer genes, and a broad-based collaboration with Drs. Bert Vogelstein and Kenneth Kinzler at The Johns Hopkins University.

MARKET OPPORTUNITY

         Cancer is second only to cardiovascular disease as the leading cause of death in the United States today. According to the American Cancer Society, approximately one of every four deaths this year, or approximately 564,000 deaths, are from cancer. Over 1.2 million people in the United States will be diagnosed with cancer this year.

         According to a 1998 Lehman Brothers report on cancer drugs, the current U.S. market for therapeutic cancer drugs is approximately $5 billion, consisting mainly of chemotherapeutic and related agents. This survey predicts that the market will increase over the next ten years to approximately $19 billion, with novel treatments such as cancer vaccines, gene therapies, monoclonal antibodies, and antisense treatments accounting for the majority of the market expansion.

         Due to the large market opportunity, the cancer therapeutic market is highly competitive. Genzyme Molecular Oncology is uniquely positioned to capture this market potential, with its diverse product line, its extensive experience in gene-based technologies, and its access to Genzyme Corp's worldwide commercialization infrastructure.

         Several dynamics make cancer an attractive market. Since current therapies do not fully satisfy medical needs, oncologists are willing to adopt innovative therapies rapidly. In addition, combination therapy is standard practice, with novel therapies likely to be added to existing therapeutic regimens. The U.S. Food and Drug Administration has adopted policies designed to speed the development and approval of therapies for life-threatening illnesses such as cancer, allowing novel drugs to reach patients more quickly.



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Background Information on Genzyme Molecular Oncology                     Page 3



FOUR TECHNOLOGY PLATFORMS FOR PRODUCT DEVELOPMENT

GENOMICS

         Genomics is the study of genes and their function. Genzyme Molecular Oncology employs a variety of genomics tools to identify genes, proteins, and pathways that may be appropriate targets for therapeutic intervention in cancer.

         Genzyme Molecular Oncology's primary genomics tool is SAGE(TM), which stands for Serial Analysis of Gene Expression. SAGE(TM) is a patented high throughput, high efficiency method of simultaneously detecting and measuring the levels at which genes are expressed in a cell at a given time. SAGE(TM) can identify genes expressed at very low levels, and is capable of detecting novel genes that have not been published in available genomic databases.

         Genzyme Molecular Oncology's proprietary SAGE(TM) database contains over two million tags (mRNA segments), including gene sequence information from normal and diseased tissues of the colon, prostate, breast, lung, and pancreas. Genzyme Molecular Oncology is utilizing SAGE(TM) to identify: 1.) novel tumor antigens for cancer vaccine development; 2.) targets for small molecule drug candidates; and 3.) targets for molecular diagnostics.

         In fields that fall outside of its primary focus area, Genzyme Molecular Oncology provides SAGE(TM) services to third parties, generating revenues that help fund internal development programs. To date, Genzyme Molecular Oncology has signed SAGE(TM) agreements with several pharmaceutical and biotechnology companies, including Parke-Davis, Bayer, Reprogen, Hexagen, and Ontogeny.

GENE THERAPY--IMMUNOTHERAPY AND TUMOR TARGETING

         Gene therapy involves the delivery of a gene responsible for the production of a specific protein into a patient's cells to create a therapeutic response. A gene therapy product consists of a gene that produces a therapeutic response and a vector used to deliver the gene to the intended target.

         As a division of Genzyme, Genzyme Molecular Oncology has access to a wealth of gene delivery technology derived from over seven years of research emanating from its pioneering work in cystic fibrosis. Genzyme is a recognized leader in gene therapy, with an extensive portfolio of viral and non-viral vectors, clinical grade and scale manufacturing, and clinical and regulatory experience gained from a number of gene therapy trials conducted in both the United States and Europe.

         Genzyme Molecular Oncology's gene therapy program focuses on two approaches: gene immunotherapy, which is the delivery of genes to stimulate a patient's own immune system to attack tumors; and tumor targeting, which seeks to deliver genes selectively to a tumor via systemic (throughout the body) administration without affecting normal tissue.


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Background Information on Genzyme Molecular Oncology                     Page 4



         GENE IMMUNOTHERAPY

         Genzyme Molecular Oncology applies three technological approaches to gene immunotherapy: cancer vaccines, stress genes, and the use of dendritic/cancer cell fusion technology. These approaches seek to stimulate the patient's immune response to attack and kill cancerous cells.

         Cancer vaccines combine a tumor antigen gene with a delivery vector. Tumor antigens are proteins produced by tumors but not by normal cells. Genzyme Molecular Oncology is focused on the discovery of tumor antigens that prompt a potent cellular immune response against the tumor. Genzyme Molecular Oncology uses SAGE(TM) and other proprietary technologies to identify and optimize tumor antigens for the development of cancer vaccine products. These technologies may allow Genzyme Molecular Oncology to discover novel antigens more quickly and in much greater quantities than previously possible.

         A second and complementary gene immunotherapy approach is the use of stress genes to stimulate an immune response. Delivery of stress genes to tumor cells appears to make these cells more recognizable by the immune system. Genzyme Molecular Oncology and StressGen Biotechnologies Inc. have formed a joint venture to develop stress genes for the treatment of ovarian and other cancers.

         Genzyme Molecular Oncology has an option to license technology from the Dana Farber Cancer Institute that may be developed as a cell-based immunotherapy. This technology combines dendritic cells, a type of antigen-presenting cell, with tumor cells. The resulting "fusion" cell is administered to the patient with the purpose of eliciting a strong immune response against tumor cells that contain the same tumor antigens that are present on the fusion cell. A Phase I trial in advanced breast cancer applying fusion cell technology is scheduled to begin in the next several months.

         TUMOR TARGETING

         Tumor targeting is the selective delivery of a gene to tumor cells without affecting normal tissue. Genzyme Molecular Oncology has shown that certain of its cationic lipid vectors deliver genes preferentially to tumor tissue, and is optimizing its lipid gene delivery vectors for use in systemic administration. Systemic administration of tumor suppressor, "suicide," or anti-angiogenic genes using lipid vectors could enable treatment of metastatic disease as well as primary tumors. Systemic administration has not been possible using other gene delivery vector systems.

         In December 1997, Genzyme Molecular Oncology and Schering-Plough entered into a collaboration to evaluate the use of Genzyme Molecular Oncology's lipids to deliver a number of Schering-Plough's cancer-related genes. Genzyme Molecular Oncology is currently conducting research regarding the delivery of Schering's p53 tumor suppressor gene using Genzyme Molecular Oncology's proprietary lipids.




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Background Information on Genzyme Molecular Oncology                     Page 5



         The p53 gene encodes a protein that controls cell growth, and is defective in over 50 percent of all cancers. If Schering chooses to exercise its option to license the Genzyme Molecular Oncology lipid vector technology for the p53 gene, Schering will have the option to license the vector technology exclusively for five additional genes. If Schering exclusively licenses the vector technology for each of the other five genes and successfully commercializes the six product candidates, then Genzyme Molecular Oncology would receive in excess of $80 million in up-front payments, research funding, and milestone payments. In addition, Genzyme Molecular Oncology would receive royalties on product sales.

         In October 1998, Genzyme Molecular Oncology licensed its p53 gene therapy patent rights to Schering-Plough. Under the terms of the license agreement, Genzyme Molecular Oncology received a $5 million payment from Schering. In addition to this up-front payment, Genzyme Molecular Oncology could receive approximately $35 million in patent, product development and sales milestone payments in addition to royalties on product sales associated with Schering-Plough's development and commercialization of a therapeutic p53 gene therapy product.

SMALL MOLECULE DRUG DISCOVERY

         Small molecule drugs are therapeutic compounds designed to be administered orally. Genzyme Molecular Oncology has access to all of Genzyme's drug discovery capabilities, including high-throughput screening using automated robotics technology and a diverse library of over 1,000,000 compounds.

         Genzyme Molecular Oncology has 15 to 20 cancer screens in development at a time. Primary targets include compounds that inhibit angiogenesis, prevent metastasis, and alter the cell growth and cell death process. Several promising compounds exhibiting biological activity against these targets have been identified and are being evaluated in animal models.

         Since the probability of successful identification of drug candidates increases as more compounds are evaluated against a greater number of screens, Genzyme Molecular Oncology has formed collaborations with a number of entities, including the National Cancer Institute, Johns Hopkins University, Georgetown University, Arcadia, ArQule and Novalon, to access a greater number of chemical compound libraries and novel screens. In addition to its internal small molecule drug discovery efforts, Genzyme Molecular Oncology has out-licensed a screen to Merck and Co. for testing against Merck's compound library.

MOLECULAR DIAGNOSTICS

         Genzyme Molecular Oncology has the diagnostic rights to a number of cancer genes, and seeks to expand its portfolio using its internal gene discovery capabilities. Genzyme Molecular Oncology may collaborate with Genzyme Genetics to commercialize tests for diagnostic cancer genes. Genzyme Genetics is the world's largest provider of genetic testing services.

PRODUCT PIPELINE

         Genzyme Molecular Oncology has several programs under development for the treatment of melanoma, the most deadly form of skin cancer; ovarian cancer; breast cancer; and other cancers. In addition, Genzyme Molecular Oncology has identified several small molecule drug targets for the inhibition of metastasis, angiogenesis, and cell proliferation. Genzyme Molecular Oncology's pipeline includes the following:



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Background Information on Genzyme Molecular Oncology                     Page 6


--------------------------------------------------------------------------------------------
PRODUCT PIPELINE

DESCRIPTION                    INDICATION                   COLLABORATOR        STATUS
--------------------------------------------------------------------------------------------
IMMUNOTHERAPY:
--------------------------------------------------------------------------------------------
                                                                                <C.

  MART-1 and gp100             Melanoma                     None                Phase I/II
  tumor antigens
--------------------------------------------------------------------------------------------
  Heat Shock Protein 65        Ovarian Cancer               StressGen           Preclinical
   /Stress Genes                                            Biotechnologies
--------------------------------------------------------------------------------------------
  Dendritic cell/tumor          Breast Cancer               Dana Farber Cancer  Preclinical
  fusion                                                    Institute

--------------------------------------------------------------------------------------------
TUMOR TARGETING:
--------------------------------------------------------------------------------------------
  Lipid Vectors                Various                      None                Research
--------------------------------------------------------------------------------------------
  p53                          Various                      Schering-Plough     Preclinical
--------------------------------------------------------------------------------------------
SMALL MOLECULE TARGETS:
--------------------------------------------------------------------------------------------
                               Metastasis Inhibitors        None                Preclinical
--------------------------------------------------------------------------------------------
                               Angiogenesis Inhibitors      None                Preclinical
--------------------------------------------------------------------------------------------
                               Cell growth/death            None                Preclinical
--------------------------------------------------------------------------------------------


CORPORATE STRUCTURE

         Genzyme Molecular Oncology operates as a division of Genzyme Corp. with its own dedicated personnel and financial resources. Genzyme Molecular Oncology has access to the Corporation's extensive research and development capabilities, manufacturing facilities, worldwide clinical development and regulatory affairs staff, and marketing infrastructure.

         Genzyme Molecular Oncology's stock will begin trading on the Nasdaq National Market System on November 16 under the symbol "GZMO" and is intended to reflect the value and track the performance of the division.

         This press release contains forward-looking statements concerning the ability of Genzyme Molecular Oncology to develop and commercialize cancer therapeutics and diagnostics successfully, the commencement of clinical trials, the ability to form and maintain research collaborations, the ability to meet milestones under these collaborations and to generate revenues from those collaborations, the size of the U.S. market for cancer therapeutics and the growth of that market, the division's ability to compete successfully with other companies developing and commercializing cancer therapeutics and diagnostics, and the division's future operating results and cash resources.

         Actual results may differ materially depending on, among other things, Genzyme Molecular Oncology's ability to successfully complete preclinical and clinical development of its products on a timely basis, the content and timing of decisions made by the U.S. Food and Drug Administration regarding Genzyme Molecular Oncology's



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Background Information on Genzyme Molecular Oncology                     Page 7



products, Genzyme's ability to obtain and maintain patent and other proprietary rights protection of its products and services, acceptance of such products and services by the market and by third-party payers, the competitive environment for cancer therapeutics and diagnostics, Genzyme Molecular Oncology's ability to access capital necessary to fund its programs, the division's ability to identify strategic partners and the success of these partners in performing research, preclinical, and clinical testing and marketing; and other risks described under the heading "Factors Affecting Future Operating Results" beginning on page 17 of the 1997 Genzyme Molecular Oncology Annual Report, which has been filed with the Securities and Exchange Commission and is available upon request.




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                                                                    October 1998